GOOSEHEAD INSURANCE, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS
– Total Revenue Growth of 16% in the Fourth Quarter and 29% in the Full Year 2021 –
– Core Revenue Growth of 35% in the Fourth Quarter and 40% in the Full Year 2021 –
– Total Written Premium Growth of 43% in the Fourth Quarter and 45% for Full Year 2021 –
– Total Franchises and Corporate Sales Headcount Grew 47% and 39%, Respectively –
– Policies in Force Growth of 42% over the Prior Year Period –

WESTLAKE, TEXAS - February 23, 2022 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter and Full Year 2021 Highlights
•Total Revenues grew organically 16% over the prior-year period to $40.2 million in the fourth quarter of 2021; full year 2021 revenues grew 29% to $151.3 million
•Fourth quarter Core Revenues* of $34.8 million increased 35%; full year 2021 Core Revenues* of $133.4 million increased 40%
•Fourth quarter net income of $0.9 million, Adjusted EBITDA* of $5.3 million, and adjusted EPS* of $0.06 per share
•Total written premiums placed for the fourth quarter and full year 2021 increased 43% to $407.3 million and 45% to $1.56 billion, respectively
•Policies in force grew 42% from the prior-year period to approximately 1,011,000
•Corporate sales headcount of 506 was up 39% year-over-year
•Total franchises increased 47% compared to the prior-year period to 2,151; operating franchises grew 34% compared to the prior-year period to 1,198

*Core Revenue, Adjusted EPS, and Adjusted EBITDA are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We achieved another outstanding year of growth in premiums, core revenue, agent count and franchise count which further validated our unique and powerful platform,” stated Mark E. Jones, Chairman and CEO. “This robust growth was achieved in a year with numerous challenges including further Covid uncertainty, significant weather events and higher auto loss trends, which contributed to historically low levels of contingent commissions after a year of historically high contingency revenue. Our runway in the marketplace is massive, and our nimble and resilient company is positioned to deliver strong revenue and earnings growth for many years and through the various economic cycles to come. Over the past several quarters, we have made significant investments in people and technology that position us extremely well to maintain and grow our competitive moat in insurance distribution. Our incredibly unique corporate culture was recently on full display at our annual meeting with agents and franchises, which was attended by over 2,000 of our employees, franchisees, and carrier partners. I want to thank our people for their enthusiastic dedication and outstanding efforts in continuing to deliver for our clients, business partners, and shareholders.

Fourth Quarter 2021 Results
For the fourth quarter of 2021, revenues were $40.2 million, an increase of 16% compared to the corresponding period in 2020. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $34.8 million, a 35% increase from $25.7 million in the prior year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in the number of corporate agents and operating franchises (which were driven by investments in our recruiting team in 2019 and prior), productivity improvements in the Franchise Channel, and strong client retention of 89%. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 43% in the fourth quarter.

Total operating expenses for the fourth quarter of 2021 were $34.9 million, up 30% from $26.8 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to ongoing investments in our corporate agents, agent support team, service agents, and information systems developers. Also, we continued to expand our real estate footprint with additional office openings, plus additional investments in our technology roadmap, including the launch of our Digital Agent Platform and enhancements to our client-facing portal, which grew the Company’s general and administrative expenses for the quarter.

Net income for the fourth quarter of 2021 was $0.9 million. We expect to continue to experience seasonality in our earnings throughout each year due to insurance sales patterns and recognition of contingent commissions, with the bulk of contingents realized in the fourth quarter. Net income attributable to Goosehead Insurance, Inc. for the fourth quarter of 2021 was $0.3 million, or $0.01 per basic share and $0.01 per diluted share. Total Adjusted EBITDA was $5.3 million for the fourth quarter of 2021. Adjusted EPS for the fourth quarter of 2021, which excludes equity-based compensation, was $0.06 per share.

Full Year 2021 Results
For the full year ending December 31, 2021, revenues were $151 million, an increase of 29% compared to $117 million in 2020. Core Revenues for the full year 2020 were $133 million, a 40% increase from $95 million in 2019.

Net income for the full year ended December 31, 2021 was $8.3 million. Net income attributable to Goosehead Insurance, Inc. was $5.4 million, or $0.28 per basic share and $0.26 per diluted share. Adjusted EPS, which excludes equity-based compensation, was $0.48 per share for the the full year 2021. Total Adjusted EBITDA was $20.8 million for the full year 2021 and Adjusted EBITDA margin was 14%.

Liquidity and Capital Resources
As of December 31, 2021, the Company had cash and cash equivalents of $28.5 million. We had an unused line of credit of $24.8 million at year end. Total outstanding term note payable balance was $98.8 million as of December 31, 2021.

2022 Outlook
The Company’s outlook for full year 2022 is as follows:
•Total written premiums placed for 2022 are expected to be between $2.086 billion and $2.215 billion, representing organic growth of 34% on the low end of the range to 42% on the high end of the range.
•Total revenues for 2022 are expected to be between $197.0 million and $212.0 million, representing organic growth of 30% on the low end of the range to 40% on the high end of the range, driven by high levels of Core Revenue growth and historically average contingent commissions.
•After a year of historical investments in people, technology, and real estate, Adjusted EBITDA margin is expected to expand for the full year 2022.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 140 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 15 corporate sales offices and over 2,151 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Full Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Commissions and agency fees	$21,644	$22,367	$82,651	$71,811
Franchise revenues	18,274	12,043	67,508	44,390
Interest income	312	240	1,153	813
Total revenues	40,230	34,650	151,312	117,014
Operating Expenses:
Employee compensation and benefits	23,176	19,511	93,038	66,819
General and administrative expenses	12,180	8,110	41,729	25,532
Bad debts	1,174	572	2,999	1,576
Depreciation and amortization	1,553	994	4,873	3,147
Total operating expenses	38,083	29,187	142,639	97,074
Income from operations	2,147	5,463	8,673	19,940
Other Income (Expense):
Other income	39	14	185	90
Interest expense	(951)	(645)	(2,854)	(2,310)
Income before taxes	1,235	4,832	6,004	17,720
Tax expense (benefit)	354	(423)	(2,292)	(1,035)
Net income	881	5,255	8,296	18,755
Less: net income attributable to non-controlling interests	605	2,496	2,893	9,468
Net income attributable to Goosehead Insurance, Inc.	$276	$2,759	$5,403	$9,287
Earnings per share:
Basic	$0.01	$0.15	$0.28	$0.55
Diluted	$0.01	$0.14	$0.26	$0.51
Weighted average shares of Class A common stock outstanding
Basic	19,995	17,904	19,181	16,785
Diluted	21,523	19,701	20,813	18,383

Goosehead Insurance, Inc.
Consolidated Supplemental Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,
	2021	2020
Revenues:
Core Revenue:
Renewal Commissions(1)	$10,075	$7,509
Renewal Royalty Fees(2)	12,457	7,903
New Business Commissions(1)	5,535	4,872
New Business Royalty Fees(2)	3,776	2,886
Agency Fees(1)	2,927	2,559
Total Core Revenue	34,770	25,729
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,946	1,205
Interest Income	312	240
Total Cost Recovery Revenue	2,258	1,445
Ancillary Revenue:
Contingent Commissions(1)	3,107	7,427
Other Income(2)	95	49
Total Ancillary Revenue	3,202	7,476
Total Revenues	40,230	34,650
Operating Expenses:
Employee compensation and benefits	23,176	19,511
General and administrative expenses	12,180	8,110
Bad debts	1,174	572
Depreciation and amortization	1,553	994
Total operating expenses	38,083	29,187
Income from operations	2,147	5,463
Other Income (Expense):
Other income	39	14
Interest expense	(951)	(645)
Income before taxes	1,235	4,832
Tax (benefit) expense	354	(423)
Net Income	881	5,255
Less: net income attributable to non-controlling interests	605	2,496
Net Income attributable to Goosehead Insurance Inc.	$276	$2,759

Earnings per share:
Basic	$0.01	$0.15
Diluted	$0.01	$0.14
Weighted average shares of Class A common stock outstanding
Basic	19,995	17,904
Diluted	21,523	19,701
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2021 and 2020.

Goosehead Insurance, Inc.
Consolidated Supplemental Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Full Year Ended December 31,
	2021	2020
Revenues:
Core Revenue:
Renewal Commissions(1)	$39,111	$28,891
Renewal Royalty Fees(2)	46,079	29,309
New Business Commissions(1)	22,108	17,324
New Business Royalty Fees(2)	14,616	10,623
Agency Fees(1)	11,506	8,921
Total Core Revenue	133,420	95,068
Cost Recovery Revenue:
Initial Franchise Fees(2)	6,516	4,236
Interest Income	1,153	813
Total Cost Recovery Revenue	7,669	5,049
Ancillary Revenue:
Contingent Commissions(1)	9,926	16,675
Other Income(2)	297	222
Total Ancillary Revenue	10,223	16,897
Total Revenues	151,312	117,014
Operating Expenses:
Employee compensation and benefits	93,038	66,819
General and administrative expenses	41,729	25,532
Bad debts	2,999	1,576
Depreciation and amortization	4,873	3,147
Total operating expenses	142,639	97,074
Income from operations	8,673	19,940
Other Income (Expense):
Other income	185	90
Interest expense	(2,854)	(2,310)
Income before taxes	6,004	17,720
Tax (benefit) expense	(2,292)	(1,035)
Net Income	8,296	18,755
Less: net income attributable to non-controlling interests	2,893	9,468
Net Income attributable to Goosehead Insurance Inc.	$5,403	$9,287

Earnings per share:
Basic	0.28	0.55
Diluted	0.26	0.51
Weighted average shares of Class A common stock outstanding
Basic	19,181	16,785
Diluted	20,813	18,383
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2021 and 2020.

Goosehead Insurance, Inc.
Segment Information
(Unaudited)
(In thousands, except per share amounts)

	Full Year Ended December 31, 2021
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$39,111	$—	$39,111
Renewal Royalty Fees(2)	46,079	—	—	46,079
New Business Commissions(1)	—	22,108	—	22,108
New Business Royalty Fees(2)	14,616	—	—	14,616
Agency Fees(1)	—	11,506	—	11,506
Total Core Revenue	60,695	72,725	—	133,420
Cost Recovery Revenue:
Initial Franchise Fees(2)	6,516	—	—	6,516
Interest Income	1,153	—	—	1,153
Total Cost Recovery Revenue	7,669	—	—	7,669
Ancillary Revenue:
Contingent Commissions(1)	7,378	2,548	—	9,926
Other Income(2)	297	—	—	297
Total Ancillary Revenue	7,675	2,548	—	10,223
Total Revenues	76,039	75,273	—	151,312
Operating expenses:
Employee compensation and benefits, excluding equity based compensation	32,975	52,771	—	85,746
General and administrative expenses	18,439	20,504	2,786	41,729
Bad debts	1,173	1,826	—	2,999
Total Operating Expenses	52,587	75,101	2,786	130,474
Adjusted EBITDA	23,452	172	(2,786)	20,838
Other income (expense)	77	108	—	185
Equity based compensation	—	—	(7,292)	(7,292)
Interest expense	—	—	(2,854)	(2,854)
Depreciation and amortization	(2,965)	(1,908)	—	(4,873)
Income tax benefit	—	—	2,292	2,292
Net income	$20,564	$(1,628)	$(10,640)	$8,296
December 31, 2020:
Total Assets	$57,164	$43,819	$166,815	$267,798

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2021 and 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations within Goosehead’s Form 10-K for the year ended December 31, 2021 and 2020.

Goosehead Insurance, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	December 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$28,526	$24,913
Restricted cash	1,953	1,323
Commissions and agency fees receivable, net	12,056	18,604
Receivable from franchisees, net	493	2,100
Prepaid expenses	4,785	3,705
Total current assets	47,813	50,645
Receivable from franchisees, net of current portion	29,180	18,179
Property and equipment, net of accumulated depreciation	24,933	16,650
Right-of use asset	32,656	22,513
Intangible assets, net of accumulated amortization	2,798	549
Deferred income taxes, net	125,676	73,363
Other assets	4,742	3,938
Total assets	$267,798	$185,837
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$10,502	$8,101
Premiums payable	1,953	1,323
Lease liability	4,924	3,203
Contract liabilities	6,054	4,233
Note payable	4,375	3,500
Total current liabilities	27,808	20,360
Lease liability, net of current portion	47,304	32,933
Note payable, net of current portion	118,361	79,408
Contract liabilities, net of current portion	42,554	29,968
Liabilities under tax receivable agreement, net of current portion	100,959	61,572
Total liabilities	336,986	224,241
Commitments and contingencies (see notes 9, 15, and 17)
Class A common stock, $0.01 par value per share 300,000,000 shares authorized, 20,198,005 shares issued and outstanding as of December 31, 2021, 18,303,649 issued and outstanding as of December 31, 2020	200	183
Class B common stock, $0.01 par value per share - 50,000,000 shares authorized, 16,909,343 issued and outstanding as of December 31, 2021, 18,446,689 issued and outstanding as of December 31, 2020	170	184
Additional paid in capital	46,281	29,371
Accumulated deficit	(60,861)	(34,614)
Total stockholders' equity and members' deficit	(14,210)	(4,876)
Non-controlling interests	(54,978)	(33,528)
Total equity	(69,188)	(38,404)
Total liabilities and equity	$267,798	$185,837

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the year ended December 31, 2021 and 2020 (in thousands):

	Full Year Ended December 31,
	2021	2020
Total Revenues	$151,312	$117,014

Core Revenue:
Renewal Commissions(1)	$39,111	$28,891
Renewal Royalty Fees(2)	46,079	29,309
New Business Commissions(1)	22,108	17,324
New Business Royalty Fees(2)	14,616	10,623
Agency Fees(1)	11,506	8,921
Total Core Revenue	133,420	95,068
Cost Recovery Revenue:
Initial Franchise Fees(2)	6,516	4,236
Interest Income	1,153	813
Total Cost Recovery Revenue	7,669	5,049
Ancillary Revenue:
Contingent Commissions(1)	9,926	16,675
Other Income(2)	297	222
Total Ancillary Revenue	10,223	16,897
Total Revenues	$151,312	$117,014
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three months ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended December 31,
	2021	2020
Total Revenues	$40,230	$34,650

Core Revenue:
Renewal Commissions(1)	$10,075	$7,509
Renewal Royalty Fees(2)	12,457	7,903
New Business Commissions(1)	5,535	4,872
New Business Royalty Fees(2)	3,776	2,886
Agency Fees(1)	2,927	2,559
Total Core Revenue	34,770	25,729
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,946	1,205
Interest Income	312	240
Total Cost Recovery Revenue	2,258	1,445
Ancillary Revenue:
Contingent Commissions(1)	3,107	7,427
Other Income(2)	95	49
Total Ancillary Revenue	3,202	7,476
Total Revenues	$40,230	$34,650
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the year ended December 31, 2021 and 2020 (in thousands):

	Full Year Ended December 31,
	2021	2020
Net income (loss)	$8,296	$18,755
Interest expense	2,854	2,310
Depreciation and amortization	4,873	3,147
Tax expense (benefit)	(2,292)	(1,035)
Equity-based compensation	7,292	4,745
Other income (expense, including state franchise tax)	(185)	(90)
Adjusted EBITDA	$20,838	$27,832
Adjusted EBITDA Margin(1)	14%	24%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($20,838 / $151,312) and ($27,832 /$117,014) for the year ended December 31, 2021 and 2020.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three months ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended December 31,
	2021	2020
Net income (loss)	$881	$5,255
Interest expense	951	645
Depreciation and amortization	1,553	994
Tax expense (benefit)	354	(423)
Equity-based compensation	1,648	1,415
Other income (expense, including state franchise tax)	(39)	(14)
Adjusted EBITDA	$5,348	$7,872
Adjusted EBITDA Margin(1)	13%	23%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($5,348 / $40,230) and ($7,872 / $34,650) for the three months ended December 31, 2021 and 2020.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the year ended December 31, 2021 and 2020 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Full Year Ended December 31,
	2021	2020
Earnings per share - basic (GAAP)	$0.28	$0.55
Add: equity-based compensation(1)	0.20	0.13
Adjusted EPS (non-GAAP)	$0.48	$0.68
(1) Calculated as equity-based compensation divided by sum of Class A and Class B shares [ $7.3 million / ( 19.2 million + 17.7 million )] for the year ended December 31, 2021 and [ $4.7 million / ( 16.8 million + 19.7 million )] for the year ended December 31, 2020.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended December 31, 2021 and 2020 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended December 31,
	2021	2020
Earnings per share - basic (GAAP)	$0.01	$0.15
Add: equity-based compensation(1)	0.04	0.04
Adjusted EPS (non-GAAP)	$0.06	$0.19
(1) Calculated as equity-based compensation divided by sum of Class A and Class B shares [ $1.6 million / ( 20.0 million + 17.1 million )] for the year ended December 31, 2021 and [ $1.4 million / ( 17.9 million + 18.8 million )] for the year ended December 31, 2020.

Goosehead Insurance, Inc.
Key Performance Indicators

	December 31, 2021	December 31, 2020
Corporate sales agents < 1 year tenured	293	207
Corporate sales agents > 1 year tenured	213	157
Operating franchises < 1 year tenured (TX)	57	43
Operating franchises > 1 year tenured (TX)	214	185
Operating franchises < 1 year tenured (Non-TX)	333	285
Operating franchises > 1 year tenured (Non-TX)	594	378
Policies in Force (in thousands)	1,011,000	713,000
Client Retention	89%	88%
Premium Retention	93%	89%
QTD Written Premium (in thousands)	407,291,000	285,207,000
Net Promoter Score ("NPS")	91	92